EXHIBIT 99.1

Profit and loss account
for the six month periods ended 31 December

	2006	2005
	£	£
Turnover	8,592,944	6,802,051
Cost of sales	(5,230,040)	(4,056,457)

Gross profit	3,362,904	2,745,594
Distribution expenses	(582,010)	(541,000)
Administrative expenses	(1,277,868)	(823,472)

Operating profit	1,503,026	1,381,122

Other interest receivable and similar income	80,951	31,755
Interest payable and similar charges	(165,234)	(163,129)

Profit on ordinary activities before taxation	1,418,743	1,249,748
Tax on profit on ordinary activities	(466,743)	(412,383)

Profit on ordinary activities after taxation	952,000	837,365
Dividends	—	—

Retained profit for the year	952,000	837,365

All results relate to acquired and therefore continuing operations. The company had no recognised gains or losses other than the results for the above financial period.
There is no difference between the results stated above and those calculated on unmodified historical cost basis.

Balance sheets

		31
		December
	Note	2006	30 June 2006
		£	£
Fixed assets
Intangible assets	2	2,796,717	2,918,780
Tangible assets		322,272	377,277

		3,118,989	3,296,057

Current assets
Stocks	3	2,215,024	2,137,809
Debtors		2,660,699	2,256,501
Cash at bank and in hand		4,078,926	3,380,211

		8,954,649	7,774,521
Creditors: amounts falling due within one year		(4,564,296)	(4,316,975)

Net current assets		4,390,353	3,457,546

Total assets less current liabilities		7,509,342	6,753,603
Creditors: amounts falling due after more than one year	4	(3,101,199)	(3,297,460)

Net assets		4,408,143	3,456,143

Capital and reserves
Called up share capital		50,062	50,062
Share premium account		468,019	468,019
Profit and loss account		3,890,062	2,938,062

Shareholders’ funds		4,408,143	3,456,143

Cash flow statements
for the six months ended 31 December

	Note	2006		2005
		£	£	£	£
Cash flow from operating activities	5		997,652		913,636

Returns on investments and servicing of finance
Interest received		80,951		31,755
Interest paid		(135,909)		(149,323)
Preference share dividend paid		(3)		(5)

Net cash outflow from returns on investments and servicing of finance			(54,961)		(117,573)

Capital expenditure and financial investment
Purchase of fixed assets			(16,698)		(92,610)

Cash inflow before use of liquid resources and financing			925,993		703,453

Financing			(227,278)		(687,140)

Increase in cash in the year			698,715		16,313

Reconciliation of net cash flow to movement in net debt, six months ended 31 December:

	2006	2005
	£	£
Increase in cash in the period	698,715	16,313
Cash outflow from change in net debt	227,279	227,140

Change in net debt resulting from cash flows	925,994	243,453
Amortisation of loan costs	(17,424)	(17,424)

Movement in net debt in the period	908,570	226,029
Net debt at the start of the period	(198,015)	(1,564,080)

Net debt at the end of the period	710,555	(1,338,051)

Notes
(forming part of the financial statements)
1 Accounting policies
The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the financial statements except as noted below.
Basis of preparation
The financial statements have been prepared in accordance with applicable accounting standards, and under the historical cost accounting rules.
The information set out in these accounts does not constitute the company’s statutory accounts under the U.K. Companies Acts for the years ended 30 June 2006 and 2005.
Goodwill
Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) arising on business combinations in respect of acquisitions is capitalised. Positive goodwill is amortised to nil by equal annual instalments over its estimated useful life, which is estimated to be 15 years.
Fixed assets and depreciation
Depreciation is provided by the Company to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

Leasehold property improvements	-	over remaining period of lease
Computers (including software)	-	33-50% straight line
Motor vehicles	-	25% straight line
Other plant and equipment	-	20-33% straight line
Foreign currencies
Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.
Leases
Assets acquired under finance leases are capitalised and the outstanding future lease obligations are shown in creditors. Operating lease rentals are charged to the profit and loss account on a straight line basis over the period of the lease.
Post-retirement benefits
The company operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the company in an independently administered fund.

Notes (continued)
1 Accounting policies (continued)
The pension costs charged in the financial statements represent the contributions payable to the scheme by the company during the year.
Stocks
Stocks are stated at the lower of cost and net realisable value. In determining the cost of raw materials, consumables and goods purchased for resale, the weighted average purchase price is used. For work in progress and finished goods cost is taken as production cost, which includes an appropriate proportion of attributable overheads.
Research and development
Expenditure on research and development is written off to the profit and loss account in the year in which it is incurred.
Taxation
The charge for taxation is based on the profit for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes.
Deferred tax is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS 19.
Turnover
Turnover represents the amounts (excluding value added tax) derived from the manufacture and distribution of audio equipment to customers and is recognised on despatch.
Cash and liquid resources
Cash, for the purpose of the cash flow statement, comprises cash in hand and deposits repayable on demand, less overdrafts payable on demand. Liquid resources are current asset investments which are disposable without curtailing or disrupting the business and are either readily convertible into known amounts of cash at or close to their carrying values or traded in an active market.
2 Intangible fixed assets

Goodwill
£
Cost	3,605,445

Amortisation
At 1 July 2006	686,665
Charge for the six months ended 31 December 2006	122,063

At 31 December 2006	808,728

Net book value
At 31 December 2006	2,796,717

At 30 June 2006	2,918,780

3 Stocks

	31 December
	2006	30 June 2006
	£	£
Raw materials	916,096	1,105,194
Work in progress	529	3,969
Finished goods and goods for resale	1,298,399	1,028,646

	2,215,024	2,137,809

4 Creditors: amounts falling due after more than one year

	31 December
	2006	30 June 2006
	£	£
Bank loans	421,594	653,651
Obligations under finance leases and hire purchase contracts	2,541	4,940
Loan notes	2,489,487	2,479,238
Premium on redemption of loan stock	187,577	159,631

	3,101,199	3,297,460

Analysis of debt:

	£	£
Debt can be analysed as falling due:
In one year or less, or on demand	435,768	435,768
Between one and two years	435,768	435,768
Between two and five years	2,306,887	2,697,121

	3,178,423	3,568,657

The average interest rate applicable to the bank loans and overdrafts is 6.6% and a fixed rate of 8% on the loan notes. The bank overdraft and bank loans are secured with a fixed and floating charge over the assets of the company.

Notes (continued)
4 Creditors: amounts falling due after more than one year (continued)
The maturity of obligations under finance leases and hire purchase contracts is as follows:

	31 December
	2006	30 June 2006
	£	£
Within one year	5,081	5,081
In the second to fifth years	2,541	5,081

	7,622	10,162
Less future finance charges	(331)	(592)

	7,291	9,570

5 Reconciliation of operating profit to net cash inflow from operating activities, six months ended:

	31 December
	2006	31 December 2005
	£	£
Operating profit	1,503,026	1,381,122
Depreciation and amortisation	193,766	177,199
Increase in stocks	(77,215)	(181,316)
Increase in debtors	(404,198)	(181,857)
Increase in creditors within one year	(217,727)	(281,512)

Net cash inflow from operating activities	997,652	913,636

6 Commitments
(a)	At 31 December 2006 capital commitments for expenditure contracted but not provided amounted to £Nil (30 June 2006: £Nil).
(b)	The Company had annual commitments under non-cancellable operating leases as follows:

	31 December 2006		30 June 2006
	Land and		Land and
	buildings	Other	buildings	Other
	£	£	£	£
Operating leases which expire:
Within one year	—	14,677	—	3,143
In the second to fifth years inclusive	—	54,406	—	70,776
In over five years	261,725	—	261,725	—

	261,725	69,083	261,725	73.919

7 Subsequent event
On 11 April 2007 all of the outstanding capital stock of Martin Audio, Ltd. was acquired by Loud Technologies Inc., a US based manufacturer of professional audio and music products. The sale price was £17.25 million cash.
FRS 21: Events after the balance sheet requires the disclosure of changes in the tax rate either enacted or announced after the balance sheet date that significantly affect current and deferred tax assets and liabilities. The announcement of a change in the tax rate from 30% to 28%, effective from 1 April 2008, will impact upon the deferred tax balances set out in these accounts. This change is a non adjusting event.